3.0 PERSONAL TRADING
                              --------------------

                          Established September 1, 2004
                            Revised February 17, 2005
                            Revised December 12, 2005
                              Revised April 3, 2006
                      Revised and Adopted December 20, 2007

                                  INTRODUCTION

Cutler Investment Counsel, LLC (the "Adviser") has adopted this Code of Ethics ("the Code") which amends and restates the Adviser's Personal Trading Policy and its Procedures to Implement Cutler Investment Counsel, LLC's Code of Ethics. This Code shall be effective as of the date set forth above. This Code pertains to the Adviser's investment advisory services to all series (each a "Fund" collectively, the "Funds") of The Cutler Trust, a registered management investment company (the "Trust"), and other clients of the Adviser (together with the Funds, the "Clients"). The Adviser has a fiduciary duty to its Clients that requires individuals associated with the Adviser to act for the benefit of the Clients. Potential conflicts of interest may arise in connection with the personal trading activities of the Adviser's personnel. This Code establishes standards and procedures designed to prevent improper personal trading, to identify conflicts of interest, and to provide a means to resolve actual or potential conflicts of interest.

In addition to its specific prohibitions, this Code prohibits conduct made unlawful under Rule 17j-1 of the Investment Company Act of 1940, as amended (the "1940 Act"), and also prohibits any such conduct in connection with any Client. Rule 17j-1 makes it unlawful for any affiliated person of or principal underwriter for the Funds to take the following actions in connection with the purchase or sale, directly or indirectly, by such person of a "Security Held or to be Acquired by a Fund" (as defined below):
      1.    To employ any device, scheme, or artifice to defraud the Fund;
      2. To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
      3. To engage in any act, practice, or course of business that operates, or would operate, as a fraud or deceit on the Fund; or
      4.    To engage in any manipulative practice with respect to the Fund.

The Adviser requires that its personnel adhere to this Code as a basic condition of employment at the Adviser. If you have any questions about the propriety of any activity, you should consult with the Review Officer or other responsible personnel of the Adviser.

SECTION 1. DEFINITIONS

All defined terms, the definition of which is not otherwise set for herein, shall have the same meaning as set forth in Rule 17j-1 and the 1940 Act and shall be interpreted as modified by or interpreted by orders of the Securities and Exchange Commission (the "Commission"), by rules, regulations, or releases adopted, or issued, by the Commission, or other interpretative releases or letters issued by the Commission or its staff. For purposes of this Code,

      (a) ACCESS PERSON includes any director, officer, employee or Advt 6 12 isory Person of the Adviser

      (b)   ADVISORY PERSON has the same meaning as in Rule 17j-1 and includes:
            i. any employee of the Adviser (or of any company in a Control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
            ii. any natural person in a Control relationship to the Adviser who obtains information concerning recommendations made with regard to the purchase or sale of Covered Securities by any Client.
            iii.  Any member of the firm's Investment Committee
            iv.   Any employee with trade approval (e.g. "Moxy" trade approval)

      (c) BENEFICIAL OWNERSHIP has the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"). Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

      (d) REVIEW OFFICER is the person or persons appointed by the Adviser to approve and to review any transaction by an Access Person as required by this Code. With respect to transactions of and reports filed by the Review Officer the COO shall act in the capacity of Review Officer.

      (e) CONTROL has the same meaning as in Section 2(a)(9) of the 1940 Act and generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

      (f) COVERED SECURITY is a security as defined in Section 2(a)(36) of the 1940 Act and includes any option written to purchase or sell a security, but does not include:
            i.    direct obligations of the United States Government;
            ii. bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
            iii. shares issued by any open-end investment company other than the Funds.

      (g) INITIAL PUBLIC OFFERING has the same meaning as in Rule 17j-1 and is an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

      (h) LIMITED OFFERING has the same meaning as in Rule 17j-1 and is an offering that is exempt from registration under Sections 4(2) or 4(6) of the 1933 Act or under Rules 504, 505, or 506 promulgated there under.

      (i) SECURITY HELD OR TO BE ACQUIRED BY A FUND means any Covered Security which, within the most recent 15 days:
            i.    is or has been held by a Fund; or
            ii. is being or has been considered by a Fund or the Adviser for purchase by a Fund; and
            iii. any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

SECTION 2. POLICIES

      (a) GENERAL. It is the policy of the Adviser that no Access Person shall engage in any act, practice, or course of conduct that would violate this Code. Each Access Person has the responsibility of ensuring that all personal trading (for themselves and members of their household) and other professional activities comply with the policies in this Code.

      (b) ADVISORY PERSON TRANSACTIONS. An Advisory Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a Covered Security, unless (1) such purchase or sale has been approved by the Review Officer, (2) the approved transaction is completed by the close of business on the second trading day after approval is received, and (3) the Review Officer has not rescinded such approval prior to execution of the transaction. Request for any such approval may be submitted electronically to the Review Officer. A written record of all approvals and reports shall be maintained by the Review Officer.

      (c) ACCESS PERSON TRANSACTIONS. An Access Person may not use proprietary or insider knowledge to directly or indirectly acquire or dispose of beneficial ownership of a Covered Security. While an Access Person does not require preapproval of security transactions their accounts and transactions will be reviewed for deliberate infractions by the Review Officer and/or CCO to ensure compliance with company policies (as defined in Section 3).

      (d) BLACKOUT PERIODS. No Advisory Person shall purchase or sell, directly or indirectly, any security on a day during which a Client has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

      (e) EXEMPTED TRANSACTIONS. The prohibitions of paragraph (b) of this section shall not apply to the following transactions:

            i. purchases or sales effected in any account over which the Advisory Person has no direct or indirect influence or control;
            ii. purchases or sales that are nonvolitional on the part of the Advisory Person;

            iii. purchases that are part of an Automatic Investment Plan (as defined under Rule 17j-1); and
            iv. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      (f) ADDITIONAL PRE-CLEARANCE REQUIREMENTS. No Access Person may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering unless the person obtains verification for the transaction from the Review Officer ("IPO / Limited Offering Pre-Clearance"). The Review Officer may approve the transaction if the Review Officer concludes that the transaction would not cause a material conflict of interest with a Client or operate to the detriment or disadvantage of a Client. A request for IPO / Limited Offering Pre-Clearance must be made by completing the IPO / Limited Offering Pre-Clearance Form (in the sample form attached as Exhibit A) and submitting it to the Review Officer.

      (g) UNDUE INFLUENCE: DISCLOSURE OF PERSONAL INTEREST. No Access Person shall cause or attempt to cause any Client to purchase, sell, or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall cause or recommend any securities transaction for a Client without having disclosed to the Review Officer his or her interest, if any, in such securities or the issuer thereof, including, without limitation, (i) his or her Beneficial Ownership of any securities of the issuer,
            (ii) any position with the issuer or its affiliates, (iii) any family member's Beneficial Ownership of any securities of the issuer or position with the issuer or its affiliates of which the Access Person is aware, and (iv) any present or proposed business relationship between the issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand. The Review Officer may approve a transaction of the type described in this paragraph if the Review Officer concludes that the transaction would not cause a material conflict of interest with a Client or operate to the detriment or disadvantage of a Client.

      (h) CORPORATE OPPORTUNITIES. All Access Persons are expressly prohibited from taking personal advantage of any opportunity properly belonging to a Client.

      (i) CONFIDENTIALITY. Except as required in the normal course of carrying out an Access Person's business responsibilities, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Client or securities that are being considered for purchase or sale for any Client.

SECTION 3. REPORTING REQUIREMENTS

These reporting requirements are for the purpose of providing the Adviser with appropriate information to determine with reasonable assurance whether Access Persons are observing this Code.

      (a) Unless excepted under paragraph (b) of this section, every Access Person must make the following reports to the Adviser. Each report must be dated on the day that the report is submitted to the Adviser. An Access Person may include a statement that the information in the report shall not be deemed an admission that the Access Person has Beneficial Ownership of any Covered Security to which the report relates.
            i. INITIAL HOLDINGS REPORTS. No later than 10 days after a person becomes an Access Person, the Access Person must submit the following information.
                  A. The title, number of shares, and principal amount of each Covered Security in which the Access Person had Beneficial Ownership when the person became an Access Person; and
                  B. As of the date the person became an Access Person, the name of any broker, dealer, or bank which maintains an account in which any Covered Securities of which the Access Person has Beneficial Ownership were held.

            ii. TRANSACTION REPORTS. All Access Persons are required to file with the Review Officer and the Adviser's Chief Compliance Officer, no later than 30 days after the end of each calendar quarter, a report of all personal transactions in Covered Securities for that quarter. The form attached as Exhibit B shall be used for this purpose.

            iii. ANNUAL HOLDINGS REPORTS. On an annual basis, not later than January 30 of each year, all Access Persons shall file with the Review Officer and the Adviser's Chief Compliance Officer, in the form attached as Exhibit C, a certification of compliance with this Code, which report shall also include the following information (current as of a date no more than 45 days before the report is submitted):
                  A. The title, number of shares, and principal amount of each Covered Security in which the Access Person has Beneficial Ownership; and
                  B. The name of any broker, dealer or bank which maintains an account in which any Covered Securities of which the Access Person has Beneficial Ownership are held.

      (b) EXCEPTIONS FROM REPORTING REQUIREMENTS. An Access Person need not make a report under paragraph (a) of this section for transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or Control. An Access Person need not make a quarterly transaction report under this Section with respect to transactions effected pursuant to an Automatic Investment Plan.

      (c) ALTERNATIVE REPORTING. The submission to the Review Officer and the Adviser's Chief Compliance Officer of duplicate broker trade confirmations and statements on all Covered Securities transactions attached to a signed and dated quarterly Transaction Report shall be deemed to satisfy the quarterly Transaction Report requirement. The Annual Holdings Report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and the Adviser's Chief Compliance Officer and recording the date of the confirmation.

SECTION 4. ADMINISTRATION OF THE CODE

      (a) NOTIFICATION OF ACCESS PERSONS. The Adviser shall identify all Access Persons and inform them of this Code and their reporting requirements under this Code. Each Access Person shall be required to acknowledge in writing, in the form attached as Exhibit D, that he or she has received a copy of, has read and fully understands and will comply with, this Code.

      (b) REVIEW AND REPORT TO THE ADVISER. The Adviser's Chief Compliance Officer shall review the reports required under this Code and shall report violations of the Code at least quarterly to the Adviser and to the Board of Trustees of the Trust.

      (c) SANCTIONS. Upon discovering a violation of this Code, the Adviser may impose any sanctions that it deems appropriate, including, among other things, a letter of censure, or suspension or termination of the employment of the violator.

      (d) REPORT TO BOARD. At least annually, the Adviser must furnish to the Funds' Board of Trustees a written report that describes any issues arising under the Code, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations.

SECTION 5. MAINTENANCE OF RECORDS

      (a) The Adviser shall maintain and cause to be maintained in an easily accessible place a copy of this Code and any other Code that has at any time within the past 5 years been in effect.

      (b)   The Adviser also shall maintain and cause to be maintained:

            i. A record of any violation of this Code and of any action taken as a result of the violation in an easily accessible place for at least 5 years following the end of the fiscal year in which the violation occurred.
            ii. A copy of each report made by an Access Person for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.
            iii. A record of all persons who, currently or within the past five years, are or were Review Officers or Chief Compliance Officers, and who, currently or within the past five years, are or were Access Persons required to make reports under this Code.
            iv. A copy of each report made to the Funds' Board of Trustees under this Code for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.
            v. A record of the approval of, and rationale supporting, any direct or indirect acquisition by Access Persons of an Initial Public Offering or a Limited Offering for at least five years after the end of the fiscal year in which approval is granted.

                                    EXHIBIT A
                                    ---------

                      IPO / LIMITED OFFERING APPROVAL FORM

      I am a person that falls within the category of Access Person in the Code of Ethics of Cutler Investment Counsel, LLC, as amended from time to time (the "Code"). I plan to invest in [DESCRIBE OFFERING], which is, under the Code, an [Initial Public Offering or Limited Offering, as applicable]. As required by the Code, I understand that I must first verify that this investment will not cause any material conflict of interest with a Client (as defined in the Code) or detriment or disadvantage to a Client. If you conclude that there is no material conflict of interest with any Client and no detriment or disadvantage to any Client as a result of this investment, please indicate your prior approval of this investment by signing below.

              _______________________
                                               Title:
                                               Date:


              APPROVAL


              _____________________
              Review Officer


              Date:

                                    EXHIBIT B
                     PERSONAL SECURITIES TRANSACTION REPORT

____________________________________        ____________________________________
Name (please print)                         Quarter Ending

INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word "NONE" must appear. This form must be returned within 30 calendar days after the close of each quarter.

------------------------------------------------------------------------------------------------------------------------------------
                   Purchase/Sale/           Number of Shares/
     Date              Other                Principal Amount            Title of Security          Price        Broker/Dealer/Bank
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

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

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

----------------------------------------------------------------------------------------------------------------------
      Account Registration                  Broker/Dealer/Bank            Account No.         Date Established
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest and there are no other transactions in securities in which I had or acquired a beneficial interest (whether or not effected in any brokerage or other account) that are required to be reported.

____________________________________        ____________________________________
Signature of Access Person                  Approved


____________________________________
Date of Filing
                                            ____________________________________
                                            Date Approved

                                    EXHIBIT C

                             ANNUAL HOLDINGS REPORT
                                DECEMBER 31, 20__


_______________________________
Name (please print)

INSTRUCTIONS: Record holdings, as of December 31, 20__, in all Securities which are not specifically excepted by the Code of Ethics in which you had any direct or indirect beneficial ownership. This form must be returned by January 30, 20__.


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      Title of Security               Number of Shares/ Principal Amount
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Please  disclose  below any  account  in which any  Securities  are held for you direct or indirect benefit, as of December 31, 20__.

      -------------------------------------------------------------------
      Account Registration       Broker/Dealer/Bank       Account Number
      -------------------------------------------------------------------

      -------------------------------------------------------------------

      -------------------------------------------------------------------

      -------------------------------------------------------------------

      -------------------------------------------------------------------

By signing below, I certify that the Securities and accounts listed above comprise all Securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above. I further certify that I have read and fully understand the Code of Ethics of Cutler Investment Counsel, LLC (the "Code") and have complied in all respects with the Code.

_______________________________                  _______________________________
Signature of Access Person                       Approved

_______________________________                  _______________________________
Date of Filing                                   Date Approved

                                    EXHIBIT D

                                 CODE OF ETHICS
                            CERTIFICATE OF COMPLIANCE

      As an Access Person as defined in the Code of Ethics of Cutler Investment Counsel, LLC adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended from time to time (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code and will disclose and report all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code.



                                         ---------------------------------------
                                         Signature


                                         ---------------------------------------
                                         Name (Please Print)


                                         ---------------------------------------
                                         Date